UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

Vitesse Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41546	88-3617511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway, Suite 700 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip code)

(720) 361-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 5, 2025, Vitesse Energy, Inc. (“Vitesse”) held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, Vitesse stockholders voted on and approved (i) a proposal to approve the issuance of shares of Vitesse common stock to the shareholders of Lucero Energy Corp. (“Lucero”) in connection with the transaction whereby Vitesse will acquire all of the issued and outstanding Lucero common shares pursuant to a plan of arrangement, with Lucero becoming a wholly owned subsidiary of Vitesse (the “Stock Issuance Proposal”) and (ii) a proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal (the “Adjournment Proposal,” and together with the Stock Issuance Proposal, the “Proposals”), subject to the provisions of the Arrangement Agreement, dated December 15, 2024, between Vitesse and Lucero (the “Arrangement Agreement”).

Prior to the Special Meeting, Vitesse delivered a definitive proxy statement (the “Proxy Statement”) to its stockholders describing the Special Meeting, the Proposals, the arrangement between Vitesse and Lucero and related information. The Proxy Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 31, 2025.

As disclosed in the Proxy Statement, as of the close of business on January 24, 2025, the record date for the Special Meeting, there were 30,395,464 shares of Vitesse common stock outstanding and entitled to vote. There were 20,984,923 shares of Vitesse common stock present in person or represented by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting.

At the Special Meeting, each of the Proposals was approved by the requisite vote of Vitesse stockholders. The Stock Issuance Proposal was approved by the affirmative vote of the holders of a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote on such matter, voting as a single class. The Adjournment Proposal was approved by the affirmative vote of holders of a majority of the voting power of Vitesse’s common stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy.

The table below presents the final voting results on each of the Proposals, which are more fully described in the Proxy Statement. The number of shares voted for or against, as well as abstentions and broker non-votes, if applicable, with respect to each Proposal presented at the Special Meeting was as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stock Issuance Proposal	20,823,833	67,988	93,102	—
Adjournment Proposal	20,372,281	500,631	112,011	—

Completion of the arrangement between Vitesse and Lucero remains subject to the satisfaction of additional conditions, including the required approval of Lucero shareholders, as discussed further in the Proxy Statement.

Forward Looking Statements

Certain statements in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements concerning the proposed arrangement between Vitesse and Lucero. Forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Lucero may not approve the transaction; the risk that a condition to closing of the transaction may not be satisfied; that either party may terminate the Arrangement Agreement or that the closing of the arrangement might be delayed or not occur at all. All forward-looking statements speak only as of the date they are made and are based on information and assumptions believed to be valid at that time. Vitesse assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2025

Vitesse Energy, Inc.

/s/ James P. Henderson
James P. Henderson
Chief Financial Officer